Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283155

This preliminary prospectus supplement relates to an effective registration statement but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 6, 2025

Preliminary prospectus supplement

(To prospectus dated November 12, 2024)

Eagle Materials Inc.

$

   % Senior Notes due 2036

Interest payable      and

Issue price:     %

We are offering $     aggregate principal amount of our     % Senior Notes due     , which we refer to as the “notes.” The notes will mature on     , 2036. Interest will accrue on the notes from     , 2025, and the first interest payment date will be     , 2026.

We may redeem the notes, in whole or in part, as described under the caption “Description of notes—Optional redemption” in this prospectus supplement. If a change of control triggering event as described in this prospectus supplement under the caption “Description of notes—Change of control triggering event” occurs, we will be required to offer to repurchase all of the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The notes will not be guaranteed. The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured debt and senior in right of payment to any future subordinated debt. The notes will be effectively subordinated to any of our future secured debt to the extent of the value of the assets securing such debt. In addition, the notes will be structurally subordinated to the existing and future liabilities of our subsidiaries.

You should read this prospectus supplement, together with the accompanying prospectus, carefully before you invest in the notes. Investing in the notes involves risks. See “Risk factors” beginning on page S-9 of this prospectus supplement and page 7 of the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)		Underwriting discount		Proceeds, before expenses, to Eagle Materials Inc.(1)
Per note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2025.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about     , 2025.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Wells Fargo Securities

The date of this prospectus supplement is     , 2025.

Prospectus supplement

Prospectus

The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or any person to whom it is unlawful to make such offer or solicitation.

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are offering hereby. You should read this prospectus supplement along with the accompanying prospectus, the documents incorporated by reference herein and therein, as well as any related free writing prospectus that is filed, including the term sheet for the notes we are offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined together with all documents incorporated by reference herein or therein.

Neither we nor the underwriters have authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you.

You should assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other offering materials is accurate only as of the date on its respective cover page and that any information we have incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

As used in this prospectus supplement, except as otherwise indicated or the context otherwise implies, when we refer to “Eagle Materials,” “our company,” the “Company,” “we,” “us” or “our,” we are describing Eagle Materials Inc., together with its subsidiaries. With respect to any description of the terms of the offer or the notes, references to “Eagle Materials,” “we,” “us” or “our,” refer only to Eagle Materials Inc. and not to its subsidiaries. References herein to “underwriters” refer to the firms listed on the cover page of this prospectus supplement. Also, in this prospectus supplement, “fiscal” refers to the twelve-month period ended March 31. For example, “fiscal 2025” refers to the twelve months ended March  31, 2025.

Non-GAAP financial measures

In this prospectus supplement, in addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use Net Debt, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. See “Summary—Summary historical consolidated financial and other data.” As non-GAAP financial measures, Net Debt, EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and net cash provided by operating activities. Also, our Net Debt, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Net Debt, EBITDA or Adjusted EBITDA in the same manner. For reconciliations of Net Debt, EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure and a discussion of our use of such non-GAAP financial measures in this prospectus supplement, including the reasons that we believe this information is useful to investors, see footnotes (2) and (3) under the heading “Summary—Summary historical consolidated financial and other data.”

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Cautionary statement regarding forward-looking statements

Some of the information included in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents we incorporate by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other words of similar meaning, or the negative thereof. Forward-looking statements generally arise when we are discussing our beliefs, estimates or expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

Statements in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the documents incorporated by reference herein or therein, that are not historic facts, including statements about our fiscal 2026 and other future financial and growth expectations and anticipated tax rates, are forward-looking statements. These forward-looking statements are not guarantees of future performance but instead represent only our belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect our actual performance include the following: the cyclical and seasonal nature of our businesses; fluctuations in public infrastructure expenditures; adverse weather conditions and their effects on infrastructure and other construction projects and on our facilities and operations; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; the availability and fluctuations in the cost of raw materials; changes in the costs of energy, including, without limitation, electricity, natural gas, coal and oil, and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (for example, spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; consolidation of our customers; interruptions in our supply chain; inability to timely execute or realize capacity expansions or efficiency gains from capital improvement projects; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); changes in trade policy, including tariffs and the effects of any increases in tariffs on our business, including increases in inputs used in our facility expansion and modernization projects; possible losses or other adverse outcomes from pending or future litigation or arbitration proceedings; changes in economic conditions or the nature or level of activity in any one or more of the markets or industries in which we or our customers are engaged; competition; cyber-attacks or data security breaches, together with the costs of protecting our systems against such incidents and the possible effects thereof on our operations; increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; the availability of acquisitions or other growth opportunities that meet our financial return standards and fit our strategic focus; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by us; general economic conditions, including inflation and recessionary conditions; and changes in interest rates and the resulting effects on us and demand for our products. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, electricity, natural gas, coal and oil) or the cost of our raw materials can be expected to adversely affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect our result of operations. Finally, any forward-looking statements made by us are subject to the risks and impacts associated with natural disasters, the outbreak, escalation or resurgence of health emergencies, pandemics or other

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unforeseen events and governmental measures in reaction thereto, as well as their impact on our operations or on economic conditions, capital and financial markets. These and other factors are described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”) and may be described in other documents we subsequently file from time to time with the Securities and Exchange Commission (the “SEC”). See “Where you can find more information.” You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, in each case including the documents incorporated by reference herein or therein, speak only as of the date on its respective cover page. The risk that actual results will differ materially from expectations expressed in any such document will increase with the passage of time. We undertake no obligation, and disclaim any duty, to update those statements or to publicly announce the results of any revisions to any of those statements to reflect new information, future events or developments, changes in our expectations or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Market, ranking and other data

The data in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference herein or therein, regarding markets and ranking, including the size of certain markets and our position and the position of our competitors and products within these markets, are based on our estimates based on management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. While we are not aware of any misstatements regarding our market and ranking data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary statement regarding forward-looking statements” and “Risk factors” in this prospectus supplement. This information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference herein or therein, and estimates and beliefs based on that data, may not be reliable. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus.

Trademarks, service marks and copyrights

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Eagle Materials, the Eagle Materials logo, and all other Eagle Materials product names and logos are trademarks or registered trademarks of Eagle Materials Inc. or its subsidiaries. All other names of companies referenced herein are trademarks or registered trademarks of their respective holders. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus supplement are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, tradenames and copyrights.

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Corporate information

Eagle Materials Inc. is a Delaware corporation. Our principal executive offices are located at 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225, and our telephone number at that address is (214) 432-2000. Our website is located at www.eaglematerials.com. Our website and the information contained on our website is not incorporated into or deemed to be a part of this prospectus supplement or the accompanying prospectus.

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Summary

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not include all of the information that you should consider before investing in the notes. You should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein and therein in their entirety, including our consolidated financial statements and the related notes thereto, included in our Annual Report and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, and the sections under the heading “Risk factors” in this prospectus supplement and in Item 1A of our Annual Report, before making any investment decision.

Our Company

We are a leading U.S. manufacturer of heavy construction products and light building materials. Our primary products, portland cement and gypsum wallboard, are essential for building, expanding, and repairing roads, highways, and residential, commercial, and industrial structures across America.

Our business is organized into two sectors within which there are four reportable business segments. The Heavy Materials sector includes the Cement segment and Concrete and Aggregates segment, and the Light Materials sector includes the Gypsum Wallboard segment and Recycled Paperboard segment, each of which are briefly described as follows:

•	Heavy Materials

•

Cement. We manufacture and sell portland cement, which is the basic binding agent for readymix concrete, a primary construction material. We also produce and market other cementitious products, including slag cement and fly ash. Slag cement is used in concrete mix designs to improve the durability of concrete and reduce future maintenance costs, and fly ash is a by-product of a coal-fired power plant and acts as an extender of cement in concrete. The principal sources of demand for cement are public infrastructure, private non-residential construction and residential construction, with public infrastructure accounting for approximately 50% of cement demand.

•

Concrete and Aggregates. The aggregates business consists of mining, extracting, producing and selling crushed stone, sand and gravel. Aggregates are manufactured to specific sizes, grades and chemistry for use primarily in construction applications, including the production of readymix concrete, flexible base and asphaltic mixes used in highway construction and maintenance. We produce and sell readymix concrete, which is a versatile, low-cost building material used in almost all construction. The production of readymix concrete involves mixing cement, sand, gravel or crushed stone, and water to form concrete, which is then sold and distributed to numerous construction contractors.

•	Light Materials

•

Gypsum Wallboard. We manufacture and sell gypsum wallboard, which is used to finish the interior walls and ceilings in residential, commercial and industrial structures. The principal sources of demand for gypsum wallboard are (i) new residential construction, (ii) repair and remodel activities, (iii) private nonresidential construction and (iv) other markets such as manufactured housing, with new residential construction accounting for approximately 50% of wallboard demand.

•

Recycled Paperboard. We manufacture and sell recycled paperboard, which is used to produce gypsum wallboard (including for our own gypsum wallboard operations), and other industrial and consumer paperboard products.

Our operating facilities span the United States. They include (i) eight modern cement plants (one of which is operated through Texas Lehigh Cement Company LP, a limited partnership joint venture (the “Joint Venture”)), all of which use dry-process technology, (ii) two slag grinding facilities (one of which is operated through the Joint Venture), (iii) over 30 cement storage and distribution terminals, (iv) over 25 readymix concrete batch plants, (v) seven aggregates processing plants, (vi) five gypsum wallboard plants and (vii) one recycled paperboard mill.

Our markets include most of the United States, except the Northeast, which subjects us to economic conditions in a variety of individual geographic markets as well as the national construction market. All of our revenues are generated within the United States, and approximately 65% of our total revenue, including our proportional share from the Joint Venture, is generated in ten states: Colorado, Illinois, Kansas, Kentucky, Missouri, Nevada, North Carolina, Ohio, Oklahoma and Texas. Population growth is a major driver of demand for construction products and building materials, and the population in these ten states is expected to increase approximately 16% between the 2020 census and 2050, compared with 12% for the United States as a whole, according to the latest update in July 2024 by the University of Virginia, Weldon Cooper Center for Public Service.

Our revenue for fiscal 2025 was approximately $2.3 billion, of which approximately 47% was generated by our cement business, 11% by our concrete and aggregates business, 37% by our gypsum wallboard business, and 5% by our recycled paperboard business, and our net earnings for fiscal 2025 were approximately $463.4 million. Our revenue for fiscal 2025 was up slightly from the prior fiscal year and our net earnings were down 3% as compared to the prior fiscal year. During fiscal 2025, we sold approximately 6.9 million short tons of cement (including our 50% share of cement sales from the Joint Venture), 1.2 million cubic yards of concrete, 3.9 million tons of aggregates, 3.0 billion square feet of gypsum wallboard and 350,000 tons of recycled paperboard.

As of March 31, 2025, we had approximately 2,500 employees, of which approximately 700 were salaried and approximately 1,800 were hourly. Approximately 600 of the hourly employees were employed under collective bargaining agreements and various supplemental agreements with, or were otherwise represented by, local unions.

The offering

The summary below describes the principal terms of the notes and is not intended to be complete. Some of the terms and covenants described below are subject to important limitations and exceptions. The “Description of notes” section of this prospectus supplement contains a more detailed description of the terms and covenants of the notes.

Issuer	Eagle Materials Inc.

Securities offered	$ million aggregate principal amount of % Senior Notes due 2036.

Maturity date	, 2036.

Interest rate	% per year.

Interest payment dates	and , commencing , 2026. Interest will accrue from , 2025.

Optional redemption	Prior to , 2036 ( months prior to the maturity date of the notes), we may redeem the notes, in whole or in part, at the redemption price described in this prospectus supplement. At any time on or after , 2036 ( months prior to the maturity date of the notes), we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of notes—Optional redemption.”

Change of control offer	Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of notes—Change of control triggering event”), we will be required to offer to repurchase all of the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of notes—Change of control triggering event.”

Covenants	We will issue the notes under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture that will govern the notes will, among other things, limit our ability and the ability of our subsidiaries to:

•	incur liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of notes—Certain covenants.”

Absence of public market for the notes

The notes are a new issue of securities, and there is currently no established trading market for the notes. Certain of the underwriters have advised us that they presently intend to make a market in the notes. However, they are not obligated to do so, and any market making may be discontinued without notice. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See “Risk factors—Risks relating to the notes—An active trading market for the notes may not develop or be sustained.”

Use of proceeds	We intend to use a portion of the net proceeds of this offering to repay all of the outstanding borrowings under our revolving credit facility and the remainder of the net proceeds for general corporate purposes. See “Use of proceeds.”

Underwriting (conflicts of interest)	Affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC will receive at least 5% of the net proceeds of this offering in connection with the repayment of all of the outstanding borrowings under our revolving credit facility. See “Use of proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In accordance with that rule, no “qualified independent underwriter” is required because the notes are investment grade rated. See “Underwriting (conflicts of interest).”

Risk factors	Investing in the notes involves substantial risk. In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information contained in or incorporated by in this prospectus supplement and the accompanying prospectus, the specific factors set forth under the heading “Risk factors” for risks involved with an investment in the notes.

Summary historical consolidated financial and other data

The following tables contain summary historical consolidated financial and other data derived from our audited consolidated financial statements as of March 31, 2025, 2024 and 2023 and for the fiscal years ended March 31, 2025, 2024 and 2023 and from our unaudited consolidated financial statements as of September 30, 2025 and 2024 and for the six months ended September 30, 2025 and 2024. The balance sheet data as of March 31, 2025 and 2024 and the statement of earnings and cash flow data for the fiscal years ended March 31, 2025, 2024 and 2023 have been derived from audited consolidated financial statements included in our Annual Report, which is incorporated by reference into this prospectus supplement. The balance sheet data as of March 31, 2023 have been derived from audited consolidated financial statements that are not incorporated by reference into this prospectus supplement. The balance sheet data as of September 30, 2025 and the statement of earnings and cash flow data for the six months ended September 30, 2025 and 2024 have been derived from unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is incorporated by reference into this prospectus supplement. The balance sheet data as of September 30, 2024 have been derived from unaudited consolidated financial statements that are not incorporated by reference into this prospectus supplement.

The unaudited financial data for the twelve months ended September 30, 2025 has been calculated by adding the applicable financial data for the fiscal year ended March 31, 2025 and the six months ended September 30, 2025 and subtracting the financial data for the six months ended September 30, 2024.

This summary financial data is not necessarily indicative of the results of future operations and should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the consolidated financial statements and the related notes included in our Annual Report and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement.

(in thousands)	Fiscal year ended March 31,			Six months ended September 30,
	2025	2024	2023	2025	2024
Consolidated statement of earnings data:
Revenue	$2,260,508	$2,259,297	$2,148,069	$1,273,596	$1,232,308
Cost of goods sold	1,587,371	1,573,976	1,508,803	888,285	841,596

Gross profit	673,137	685,321	639,266	385,311	390,712
Equity in earnings of unconsolidated joint venture(1)	26,396	31,581	35,474	10,113	16,992
Corporate general and administrative expense	(73,942)	(59,795)	(53,630)	(42,099)	(33,528)
Other non-operating income	6,420	3,087	2,654	2,085	3,407
Interest expense, net	(40,526)	(42,257)	(35,171)	(21,078)	(21,398)

Earnings from continuing operations before income taxes	591,485	617,937	588,593	334,332	356,185
Income taxes	(128,069)	(140,298)	(127,053)	(73,587)	(78,823)

Net earnings	$463,416	$477,639	$461,540	$260,745	$277,362

Balance sheet data (as of period end):
Cash and cash equivalents	$20,401	$34,925	$15,242	$35,033	$93,909
Total assets	3,264,588	2,947,019	2,781,002	3,409,278	3,121,803
Total current liabilities	245,004	239,409	212,889	247,211	312,227
Total debt, excluding debt issuance costs	1,246,250	1,102,500	1,099,500	1,293,750	1,082,500
Total liabilities	1,807,888	1,638,484	1,595,308	1,872,220	1,690,154
Total stockholders’ equity	1,456,700	1,308,535	1,185,694	1,537,058	1,431,649

(in thousands)	Fiscal year ended March 31,			Six months ended September 30,
	2025	2024	2023	2025	2024
Cash flow data:
Net cash provided by operating activities	$548,548	$563,938	$541,726	$341,231	$365,898
Net cash (used in) investing activities	(370,131)	(175,358)	(268,594)	(184,635)	(124,486)
Net cash (used in) financing activities	(192,941)	(368,897)	(277,306)	(141,964)	(182,428)

(in thousands)	Fiscal year ended March 31,			Twelve months ended September 30, 2025
	2025	2024	2023
Other data:
Net Debt (as of period end)(2)	$1,225,849	$1,067,575	$1,084,258	$1,258,717
Adjusted EBITDA(3)	816,674	834,494	781,540	798,276

(in thousands, except net sales prices and as otherwise indicated)	Fiscal year ended March 31,			Six months ended September 30,
	2025	2024	2023	2025	2024
Additional segment operating statistics:
Revenue:
Cement	$1,053,620	$1,077,918	$927,637	$654,979	$613,143
Concrete and aggregates	237,723	240,012	239,516	155,362	126,968
Gypsum wallboard	846,499	839,530	872,471	404,998	432,801
Paperboard	122,666	101,837	108,445	58,257	59,396
Operating earnings:
Cement(1)	$319,456	$338,349	$278,762	$200,858	$205,058
Concrete and aggregates	(8,765)	12,401	18,259	14,099	1,985
Gypsum wallboard	350,764	334,536	352,499	159,948	184,117
Paperboard	38,078	31,616	25,220	20,519	16,544
Sales volume:
Cement (in thousands of tons)(1)	6,912	7,289	7,133	4,189	3,971
Concrete (in thousands of cubic yards)	1,235	1,328	1,545	669	691
Aggregates (in thousands of tons)	3,854	4,064	2,909	3,716	1,778
Gypsum wallboard (in millions of square feet)	2,968	2,965	3,065	1,432	1,509
Recycled paperboard (in thousands of tons)	350	333	326	172	176
Average net sales price (net of freight and delivery costs billed to customers):
Cement (per ton)(1)	$156.67	$150.99	$134.36	$155.87	$156.31
Concrete (per cubic yard)	148.48	145.98	133.34	152.11	148.86
Aggregates (per ton)	13.09	11.26	11.53	14.28	12.69
Gypsum wallboard (per thousand square feet)	236.04	232.75	232.31	232.65	238.16
Recycled paperboard (per ton)	604.02	551.72	590.67	581.55	596.33

(1)

One of our eight cement plants and one of our two slag grinding facilities are operated through the Joint Venture. We own a 50% interest in the Joint Venture and account for our interest under the equity method of accounting. We proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings in the presentation of our Cement segment.

(2)

Net Debt is a non-GAAP financial measure. “Net Debt” is defined by us as total debt (excluding debt issuance costs) minus cash and cash equivalents and indicates the amount of total debt (excluding debt issuance costs) that would remain if the Company applied the cash and cash equivalents held by it to the payment of such outstanding debt. We use Net Debt as an alternative metric to assist us in understanding our financial position and leverage and to assess our performance and monitor our cash and liquidity positions, and we believe Net Debt provides useful information to investors regarding our capital structure and leverage. Net debt is also presented for the convenience of the investment community and rating agencies who use such and similar metrics in their analysis. The following is a reconciliation of Net Debt to total debt (excluding debt issuance costs), the most directly comparable GAAP measure:

	As of March 31,			As of September 30, 2025
(in thousands)	2025	2024	2023
Total debt, excluding debt issuance costs	$1,246,250	$1,102,500	$1,099,500	$1,293,750
Cash and cash equivalents	20,401	34,925	15,242	35,033

Net Debt	$1,225,849	$1,067,575	$1,084,258	$1,258,717

(3)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. “EBITDA” is defined by us as net earnings before income taxes, interest expense and depreciation, depletion and amortization. “Adjusted EBITDA” is defined by us as EBITDA before the impact of acquisition accounting and related expenses, certain litigation losses, stock-based compensation expense and certain other items. We present EBITDA and Adjusted EBITDA because we believe that EBITDA and Adjusted EBITDA are useful to investors as supplemental measures in evaluating the performance of our business, allow for more consistent comparison of operating performance from period-to-period and provide greater transparency into our results of operations. Management uses EBITDA and Adjusted EBITDA as alternative bases for comparing the operating performance of our company from period-to-period and for purposes of its budgeting and planning processes. Although EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA and Adjusted EBITDA in the same manner, we believe that EBITDA and Adjusted EBITDA facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book appreciation of facilities (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA and Adjusted EBITDA are frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present EBITDA and Adjusted EBITDA when reporting their results. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and Adjusted EBITDA do not reflect our income tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•

although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently so they may not be comparable.

The following is a reconciliation of EBITDA and Adjusted EBITDA to net earnings, their most directly comparable GAAP measure:

	Fiscal year ended March 31,			Twelve months ended September 30, 2025
(in thousands)	2025	2024	2023
Net earnings	$463,416	$477,639	$461,540	$446,799
Income tax expense	128,069	140,298	127,053	122,833
Interest expense	40,526	42,257	35,171	40,206
Depreciation, depletion and amortization	158,902	149,832	138,554	164,108

EBITDA	$790,913	$810,026	$762,318	$773,946
Acquisition accounting and related expenses(a)	6,318	4,568	2,067	4,700
Litigation loss(b)	700	—	—	—
Stock-based compensation	18,743	19,900	17,155	19,630

Adjusted EBITDA	$816,674	$834,494	$781,540	$798,276

(a)	Represents the impact of selling acquired inventory after its mark-up to fair value as part of acquisition accounting and business development costs.
(b)	Relates to litigation regarding the termination of a lease in connection with the Company assuming control of operations at a quarry.

Risk factors

Any investment in the notes involves a significant degree of risk. Our business, operations and financial condition are subject to various risks and uncertainties. Some of these are described below, and other factors are noted throughout this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference herein or therein, and you should take those risks into account in evaluating us or any investment decision involving us or in deciding whether to purchase the notes offered by this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This section does not describe all risks or uncertainties applicable to us, our industry, our business, or an investment in the notes and it is intended only as a summary of certain material factors.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those contained in any forward-looking statement included in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference herein or therein.

This discussion of risk factors should be read in conjunction with “Risk Factors” in Item 1A of our Annual Report and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the consolidated financial statements and the related notes thereto included in our Annual Report and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement.

Risks relating to the notes

Our substantial indebtedness could adversely affect our business, financial condition and results of operations, as well as prevent us from fulfilling our obligations under the notes.

We have, and after the offering contemplated by this prospectus supplement will continue to have, a significant amount of indebtedness. As of September 30, 2025, after giving effect to this offering and the use of proceeds therefrom, our total debt (excluding debt issuance costs) would have been approximately $     million, and we would have had unused commitments of approximately $740.1 million under our revolving credit facility (after giving effect to approximately $9.9 million of outstanding letters of credit), which could increase by an additional $375.0 million in the aggregate, subject to securing additional commitments and certain other conditions.

Subject to the limits contained in the credit agreement governing our revolving credit facility and term loan facility (the “Credit Agreement”) and the indenture that will govern the notes, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have significant consequences to the holders of the notes, including:

•	making it more difficult for us to satisfy our debt obligations, including the notes, and other ongoing business obligations, which may result in defaults;

•

events of default if we fail to comply with the financial and other covenants contained in the agreements governing our debt instruments, which could result in all of our debt becoming immediately due and payable or require us to negotiate an amendment to financial or other covenants that could cause us to incur additional fees and expenses;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes and limiting our ability to obtain additional financing for these purposes;

•	increasing our vulnerability to the impact of adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our revolving credit facility and term loan facility, are at variable rates of interest;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate, and the overall economy;

•	placing us at a competitive disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

The notes will be effectively subordinated to any of our future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any of our future secured indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of such secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing such secured indebtedness may only be available to pay obligations on the notes after all indebtedness under such secured indebtedness has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization. We do not currently have any secured indebtedness but may incur secured indebtedness in the future.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

The notes will not be guaranteed by any of our existing wholly owned subsidiaries or by any other existing or future subsidiaries that guarantee debt facilities of, or debt securities issued by, Eagle Materials Inc. No holder of the notes will have a claim as a creditor against any of our subsidiaries. Our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

As of September 30, 2025, our subsidiaries had approximately $250.9 million of total liabilities, including trade payables but excluding intercompany liabilities, all which would have been structurally senior to the notes. In addition, the indenture that will govern the notes will permit our subsidiaries to incur additional unsecured indebtedness without limit and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by subsidiaries.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Credit Agreement restricts our ability to dispose of assets and restricts our ability to raise debt in certain circumstances. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

In addition, we conduct a substantial portion of our operations through our subsidiaries, none of which will be guarantors of the notes and certain of which may be (subject to certain restrictions in the Credit Agreement) guarantors of our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If we are unable to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, such inability would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders party to the Credit Agreement could terminate their commitments to loan money and foreclose against the assets of the Company, and we could be forced into bankruptcy or liquidation. All of these events could result in your losing the full value of your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries will still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the Credit Agreement contains, and the indenture that will govern the notes will contain, certain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of September 30, 2025, after giving effect to this offering and the use of proceeds therefrom, our revolving credit facility would have provided for unused commitments of approximately $740.1 million (after giving effect to approximately $9.9 million of outstanding letters of credit), which could increase by an additional $375.0 million in the aggregate, subject to securing additional commitments and certain other conditions. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our revolving credit facility and term loan facility are at variable rates of interest and expose us to interest rate risk. As of September 30, 2025, after giving effect to this offering and the use of proceeds therefrom, the aggregate principal amount of our debt with exposure to interest rate risk was approximately $288.8 million and our revolving credit facility would have provided for unused commitments of approximately $740.1 million (after giving effect to approximately $9.9 million of outstanding letters of credit), which could increase by an additional $375.0 million in the aggregate, subject to securing additional commitments and certain other conditions. As of the same date, after giving effect to this offering and the use of proceeds therefrom, each change in interest rates of 100 basis points would result in an approximate $2.9 million change in our annual cash interest expense before any principal payment on our financial instruments with exposure to interest rate risk. As a result, increases in interest rates will increase the cost of servicing our financial instruments with exposure to interest rate risk and could materially reduce our profitability and cash flows.

The indenture that will govern the notes and the Credit Agreement contain various covenants that limit our management’s discretion in the operation of our business.

The indenture that will govern the notes and the Credit Agreement contain various provisions that limit our management’s discretion by restricting our and, in certain cases, our subsidiaries’ ability to, among other things:

•	incur liens;

•	incur additional indebtedness or guarantee indebtedness;

•	enter into certain sale and leaseback transactions; and

•	consolidate, merge or sell all or substantially all of our assets.

In addition, the Credit Agreement requires us to meet certain financial ratios and tests. Any failure to comply with the restrictions contained in the Credit Agreement, the indenture that will govern the notes or any other subsequent financing agreements may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the creditors may be able to terminate any commitments they had made to supply us with further funds.

We may not be able to repurchase the notes upon a change of control triggering event.

Upon the occurrence of certain specific kinds of change of control events that constitute change of control triggering events, we will be required to offer to repurchase all outstanding notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. Additionally, under the Credit Agreement, a change in control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings thereunder and the commitments to lend would terminate. The source of funds for any purchase of the notes and repayment of borrowings under our revolving credit facility and term loan facility will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control triggering event because we may not have sufficient financial resources to purchase all the debt securities that are tendered upon a change of control triggering event and repay our other indebtedness that will become due. If we fail to repurchase the notes in that circumstance, we will be in default under the indenture that will govern the notes. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Finally, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the Credit Agreement, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as leveraged recapitalizations, dispositions or spin-offs, may not, under the indenture that will govern the notes, constitute a “change of control,” even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. In addition, transactions that are not followed by a ratings decline with respect to the notes within a period of 60 days following the relevant transaction will generally also not constitute a “change of control triggering event” requiring us to repurchase the notes, and you might be required to continue to hold your notes even though our ability to meet our obligations under the notes might have been adversely affected. See “Description of notes—Change of control triggering event.”

The exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture that will govern the notes which could, in turn, constitute a default under our other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then existing financial resources.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to a third party may be uncertain.

An active trading market for the notes may not develop or be sustained.

The notes are new securities for which there currently is no market. We have not listed and do not intend to list the notes on any United States national securities exchange or quotation system. We cannot assure you that any market for the notes will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. Even if an active trading market for the notes does develop, there is no guarantee that it will continue. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Federal and state statutes allow courts, under specific circumstances, to void the notes, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes could be voided as a fraudulent transfer or conveyance if we (i) issued the notes with the intent of hindering, delaying or defrauding current or future creditors or (ii) received less than the reasonably equivalent value or fair consideration in return for issuing the notes and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we were insolvent or rendered insolvent by reason of the issuance of the notes;

•	the issuance of the notes left us with an unreasonably small amount of capital or assets to carry on our business;

•	we intended to, or believed that we would, incur debts beyond our ability to pay as they mature; or

•	we were a defendant in an action for money damages, or had a judgment for money damages docketed against us if the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied.

We cannot be certain as to the standards a court would use to determine whether or not we were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes would be subordinated to any of our other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, were greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes were a fraudulent transfer or conveyance, the court could void the payment obligations under the notes, could subordinate the notes to presently existing and future indebtedness of ours or could require the holders of the notes to repay any amounts received with respect to that note. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of that debt.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of the notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

When issued, our debt will have an investment grade rating from S&P Global Ratings (a division of S&P Global, Inc.) and Moody’s Investor Services, Inc. However, any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount or at all.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $     million after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use a portion of the net proceeds of this offering to repay all of the outstanding borrowings under our revolving credit facility and the remainder of the net proceeds for general corporate purposes.

Affiliates of certain of the underwriters are lenders under our revolving credit facility, the outstanding balance of which we intend to fully repay using a portion of the proceeds from this offering, and accordingly, such affiliates of certain of the underwriters will receive a portion of the proceeds from this offering. See “Underwriting (conflicts of interest).”

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2025:

•	on an actual basis; and

•	on an “as adjusted” basis after giving effect to this offering and the use of proceeds therefrom.

You should read this table in conjunction with “Use of proceeds” and “Summary historical consolidated financial and other data” in this prospectus supplement, and our consolidated financial statements and the related notes thereto included in our Annual Report in subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement.

	As of September 30, 2025
(in thousands)	Actual	As adjusted
Cash and cash equivalents	$35,033	$

Long-term debt:
Revolving credit facility(1)	$255,000		$—
Term loan facility	288,750		288,750
2.500% senior unsecured notes due 2031	750,000		750,000

Notes offered hereby	—

Total debt, excluding debt issuance costs	$1,293,750	$

Less: Current portion of long-term debt	(15,000)		(15,000)

Less: Unamortized discount and debt issuance costs	(7,300)

Total long-term debt	$1,271,450	$

Stockholders’ equity:
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized; no shares issued or outstanding, actual and as adjusted	—		—
Common stock, par value $0.01 per share; 100,000,000 shares authorized; 32,202,392 shares issued or outstanding, actual and as adjusted	322		322
Accumulated other comprehensive losses	(3,043)		(3,043)
Retained earnings	1,539,779		1,539,779

Total stockholders’ equity	1,537,058		1,537,058

Total capitalization	$2,830,808	$

(1)

As of September 30, 2025, after giving effect to this offering and the use of proceeds therefrom, we would have had unused commitments of approximately $740.1 million under our revolving credit facility (after giving effect to approximately $9.9 million of outstanding letters of credit), which could increase by an additional $375.0 million in the aggregate, subject to securing additional commitments and certain other conditions.

Description of notes

Certain terms used in this description are defined under the subheading “—Certain definitions.” In this description, the words “we,” “us,” “our” and the “Issuer” refer only to Eagle Materials Inc. and not to any of its subsidiaries, and the word “Notes” refers to the notes offered hereby.

The Issuer will issue the Notes under an indenture, dated as of May 8, 2009 (the “Base Indenture”), between itself and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a third supplemental indenture (together with the Base Indenture, the “Indenture”), to be entered into concurrently with the delivery of the Notes, between the Issuer and the Trustee.

The following description is only a summary of the material provisions of the Notes and the Indenture. We urge you to read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. You may request copies of the Indenture at our address set forth under the heading “Where you can find more information.”

The registered holder of a Note will be treated as the owner of such Note for all purposes. Only registered holders of Notes will have rights under the Indenture.

Brief description of the notes

The Notes:

•	will be senior unsecured obligations of the Issuer;

•	will be senior in right of payment to any future subordinated indebtedness of the Issuer;

•	will be equal in right of payment with all existing and future senior indebtedness of the Issuer;

•

will be effectively subordinated to all future secured indebtedness and other secured obligations of the Issuer, to the extent of the value of the assets securing such indebtedness or other obligations; and

•	will be structurally subordinated to all existing and future liabilities (including trade payables) of all of the Issuer’s Subsidiaries.

Principal, maturity and interest

The Issuer will issue the Notes initially in an aggregate principal amount of $      million. The Issuer will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on     , 2036. We are permitted under the Indenture to issue from time to time an unlimited aggregate principal amount of additional notes having identical terms and conditions as the Notes being offered hereby except for the issue date, the issue price, the first date from which interest will accrue and the first interest payment date (the “Additional Notes”). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if any such Additional Notes are not fungible for U.S. federal income tax purposes with the Notes being offered hereby, such Additional Notes will have one or more separate CUSIP numbers. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of notes,” references to the Notes include any Additional Notes actually issued.

Interest on the Notes will accrue at the rate of     % per annum and will be payable semiannually in arrears on      and      , commencing on      , 2026. We will make each interest payment to the holders of record of these Notes on the immediately preceding      and      .

Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve

30-day months. If an interest payment date or the maturity date falls on a day that is not a business day, the related payment will be made on the next succeeding business day, and no interest will accrue on such payment for the period from and after such interest payment date or the maturity date to the next succeeding business day.

Optional redemption

Prior to      , 2036 (     months prior to the maturity date of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus    basis points, less (b) interest accrued to the redemption date, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States

Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

If the optional redemption date is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest in respect of Notes subject to redemption will be paid on the redemption date to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Issuer.

Selection and notice of redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes by lot; provided, however, that Notes represented by global Notes will be selected in accordance with the applicable procedures of DTC.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail (or delivered by electronic transmission in accordance with the applicable procedures of DTC) not less than 10 nor more than 60 days prior to the redemption date to each holder of Notes to be redeemed at its registered address or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be mailed or sent by electronic transmission more than 60 days prior to the redemption date if the notice is issued in connection with a legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue (or cause to be transferred by book entry) a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of them called for redemption.

No sinking fund; open market purchases

We are not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the caption “—Change of control triggering event.” We may, at any time and from time to time, purchase or otherwise acquire Notes by tender or exchange offer, in the open market, in privately negotiated transactions or otherwise.

Ranking

The indebtedness evidenced by the Notes will be senior unsecured obligations and will rank equally in right of payment with all other unsecured unsubordinated indebtedness of the Issuer. Secured indebtedness and other secured obligations of the Issuer will be effectively senior to the Notes to the extent of the value of the assets securing such indebtedness or other obligations.

As of September 30, 2025, after giving effect to this offering and the use of proceeds therefrom:

(1)	the Issuer would have had approximately $ million of total indebtedness (including the Notes), all of which would have ranked equally with the Notes; and

(2)

the Issuer would have had commitments available to be borrowed under the Credit Agreement of approximately $740.1 million (after giving effect to $9.9 million of outstanding letters of credit), which, with additional commitments and subject to certain conditions, could increase by an additional $375.0 million in the aggregate.

The Indenture will not contain any limitations on the amount of additional indebtedness that the Issuer may incur. The amount of such indebtedness could be substantial and, subject to the limitations set forth in the covenant described under “—Certain covenants—Limitation on liens,” such indebtedness may be secured indebtedness.

A substantial portion of our operations is conducted through our Subsidiaries. None of our existing or future Subsidiaries will guarantee the Notes. Claims of creditors (including trade creditors) of our Subsidiaries and joint ventures, and claims of preferred stockholders of such Subsidiaries and joint ventures, generally will have priority with respect to the assets and earnings of such Subsidiaries and joint ventures over the claims of creditors of the Issuer, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Subsidiaries and joint ventures.

The Indenture will not limit the incurrence of unsecured indebtedness by our Subsidiaries. Moreover, the Indenture will not impose any limitation on the incurrence by our Subsidiaries of liabilities that are not considered indebtedness under the Indenture.

Change of control triggering event

Within 30 days following the occurrence of a Change of Control Triggering Event (as defined below), each noteholder shall have the right to require that the Issuer make an offer to purchase all of such noteholder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Offer”).

If the Change of Control Triggering Event purchase date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Triggering Event purchase date will be paid on the Change of Control Triggering Event purchase date to the Person in whose name a Note is registered at the close of business on such record date.

Within 30 days following the occurrence of a Change of Control Triggering Event, or at our option prior to any Change of Control (as defined below) but after public announcement of the pending Change of Control, unless we have exercised our option to redeem all the Notes as described under “—Optional redemption,” we will mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) a notice to each noteholder, with a copy to the Trustee, stating:

(1)

that a Change of Control Triggering Event has occurred, or may occur, and that in the event of the occurrence of a Change of Control Triggering Event, such noteholder has the right to require us to purchase all of such noteholder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase;

(2)	the circumstances that constitute or may result in the occurrence of a Change of Control Triggering Event;

(3)

the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); provided, however, that, if such notice is delivered in advance of the occurrence of a

Change of Control, the notice shall state that the Change of Control Offer is conditioned upon a Change of Control Triggering Event occurring on or prior to the purchase date specified in the notice; and

(4)	the instructions, as determined by us, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Issuer has exercised its option to redeem all the Notes pursuant to the provisions described under “—Optional redemption.”

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Issuer and the underwriters. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control or Change of Control Triggering Event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional secured indebtedness are contained in the covenant described under “—Certain covenants—Limitation on liens.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

The Credit Agreement provides that the occurrence of certain change of control events with respect to the Issuer would constitute a default thereunder. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the purchase or repayment of such indebtedness upon a Change of Control or Change of Control Triggering Event or such Change of Control may constitute a default thereunder. Moreover, the exercise by the holders of their right to require us to purchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. See “Risk factors—Risks relating to the notes—We may not be able to repurchase the notes upon a change of control triggering event.”

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.

The phrase “all or substantially all,” as used with respect to the assets of the Issuer in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the assets of the Issuer has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

The provisions under the Indenture relative to our obligation to make an offer to purchase the Notes as a result of a Change of Control Triggering Event, including the definition of “Change of Control,” may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

At any time, the Issuer or a third party will have the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date) following the occurrence of a Change of Control Triggering Event if at least 90% of the Notes outstanding immediately prior to such occurrence are purchased pursuant to a Change of Control Offer with respect to such Change of Control Triggering Event.

For purposes of a repurchase of the Notes following a Change of Control Triggering Event:

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3)

the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the sale of all or substantially all of the assets of the Issuer (determined on a consolidated basis) to another Person, other than a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Issuer becomes a direct Subsidiary of a holding company, (b) such holding company owns no assets other than the Capital Stock of the Issuer and (c) upon completion of such transaction, the ultimate beneficial ownership of the Issuer has not been modified by such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Investment Grade” means:

(1)	a rating of the Notes of “BBB-” or higher from S&P; or

(2)	a rating of the Notes of “Baa3” or higher from Moody’s;

or the equivalent of such rating by such rating organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Moody’s” means Moody’s Ratings, Inc., a subsidiary of Moody’s Corporation, or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

“Rating Agencies” means S&P and Moody’s or, if no rating of S&P or Moody’s is publicly available, as the case may be, the equivalent of such rating selected by the Issuer by any other Nationally Recognized Statistical Ratings Organization.

“Ratings Event” means that on any day commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change), the Notes are downgraded to a rating that is below Investment Grade by each of the Rating Agencies (regardless of whether the rating prior to such downgrade was Investment Grade or below Investment Grade).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

Certain covenants

Consolidation, merger, sale or conveyance

The Indenture will provide that the Issuer may not consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of its properties and assets to any entity, unless:

(1)

the Issuer is the successor entity, or the successor or transferee entity, if other than the Issuer, is a Person (if such Person is not a corporation, then such successor or transferee shall include a corporate co-issuer) organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on all the outstanding Notes and the performance of every covenant and obligation in the Indenture to be performed or observed by the Issuer;

(2)

immediately after giving effect to the transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3)

the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the foregoing provisions relating to such transaction, and constitutes the legal, valid and binding obligation of the Issuer or successor entity, as applicable, subject to customary exceptions.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for the Issuer as obligor on the Notes with the same effect as if it had been named in the Indenture as the Issuer, and the Issuer will be released (except in the case of a lease) from all liabilities and obligations under the Notes and the Indenture.

Limitation on liens

The Issuer will not, and will not permit any Subsidiary of the Issuer to, create, incur, issue, assume or guarantee any indebtedness for money borrowed evidenced by loans, bonds, notes, debentures, letters of credit, bankers’ acceptances, Hedging Obligations or instruments similar to the foregoing, in each case to the extent such indebtedness would appear as a liability on the balance sheet of such Person in accordance with GAAP (“Debt”) secured by a Lien upon (a) any Principal Property of the Issuer or such Subsidiary, or (b) any shares of Capital Stock or Debt issued by any Subsidiary of the Issuer and owned by the Issuer or any Subsidiary of the Issuer, whether owned on the Issue Date or thereafter acquired, without effectively providing concurrently that the Notes then outstanding under the Indenture are secured equally and ratably with or, at the option of the Issuer, prior to such Debt so long as such Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Debt (or any guarantee thereof) in any computation under such restriction, Debt (or any guarantee thereof) secured by:

(1)	Liens on any property or assets existing at the time of the acquisition thereof;

(2)

Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Issuer or a Subsidiary of the Issuer or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of such Person (or a division thereof) to the Issuer or a Subsidiary of the Issuer; provided that any such Lien does not extend to any property or assets owned by the Issuer or any Subsidiary of the Issuer immediately prior to such merger, consolidation, sale, lease or other disposition;

(3)

Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Issuer; provided that any such Lien does not extend to any property owned by the Issuer or any Subsidiary of the Issuer immediately prior to such Person becoming a Subsidiary;

(4)	Liens in favor of the Issuer or a Subsidiary of the Issuer;

(5)

Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; provided, further, that such Liens do not extend to any property other than such property subject to acquisition, construction, development or improvement (except improvements or proceeds of such property);

(6)

Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof or any other Person, to secure partial, progress, advance or other payments;

(7)

Liens existing on the Issue Date or any refinancing, defeasement, extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by a Lien existing on the Issue Date or referred to in clauses (1)-(3) or (5); provided that any such refinancing, defeasement, extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 365 days of repaying or maturity, as applicable, of the Debt (or any guarantee thereof) secured by the Lien existing on the Issue Date or referred to in clauses (1)-(3) or (5) and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by clauses (1)-(3) or (5) shall not exceed the aggregate principal or accreted (in the case of Debt issued with original issue discount) amount of Debt (or any guarantee thereof), plus the amount of accrued and unpaid interest, any premium, fee or customary and reasonable expense or cost payable in connection with any such refinancing, defeasement, extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;

(8)	Liens in favor of the Notes;

(9)	Liens securing Hedging Obligations entered into in the ordinary course of business;

(10)

Liens for taxes not yet due and payable or delinquent and Liens for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; and

(11)	Liens securing banking services or cash management obligations.

Notwithstanding the restrictions described above, the Issuer and any Subsidiaries of the Issuer may create, incur, issue, assume or guarantee Debt secured by Liens (including, without limitation, Liens securing Debt under the

Credit Agreement and related Hedging Obligations) without equally and ratably (or on a more favorable basis) securing the Notes then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired,

(A)

the aggregate principal amount of all such Debt secured by Liens which would otherwise be subject to such restrictions (other than any Debt (or any guarantee thereof) secured by Liens permitted as described in clauses (1)-(11) of the immediately preceding paragraph), plus

(B)

all Attributable Debt of the Issuer and the Subsidiaries of the Issuer in respect of Sale/Leaseback Transactions with respect to Principal Properties (with the exception of such transactions that are permitted under clauses (1)-(4) of the first sentence of the first paragraph under “—Limitation on sale/leaseback transactions”)

would not exceed 15% of Consolidated Net Tangible Assets of the Issuer.

For the avoidance of doubt, neither the Credit Agreement nor any extension, renewal or replacement or refunding thereof shall be secured pursuant to clause (7) above, as the Credit Agreement will be unsecured on the Issue Date.

Limitation on sale/leaseback transactions

The Issuer will not, and will not permit any Subsidiary of the Issuer to, enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:

(1)	the Sale/Leaseback Transaction is solely with the Issuer or another Subsidiary of the Issuer;

(2)	the lease is for a period not in excess of 36 months (or which may be terminated by the Issuer or such Subsidiary), including renewals;

(3)

the Issuer or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1)-(11) of the second paragraph under the heading “—Limitation on liens,” without equally and ratably securing the Notes then outstanding under the Indenture, to create, incur, issue, assume or guarantee Debt secured by a Lien on such Principal Property in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction;

(4)

the Issuer or such Subsidiary, within 360 days after the sale of such Principal Property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Principal Property to (a) the retirement of Notes, other Funded Debt of the Issuer ranking on a parity with the Notes or Funded Debt of a Subsidiary of the Issuer, (b) the purchase of Principal Property, or (c) a combination thereof; or

(5) (a)

the Attributable Debt of the Issuer and the Subsidiaries of the Issuer in respect of such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the Issue Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1)-(4) of this sentence), plus

(b)

the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (not including any such Debt secured by Liens described in clauses (1)-(11) of the second paragraph under the heading “—Limitation on liens”) that are not equally and ratably secured with the outstanding Notes (or secured on a basis junior to the outstanding Notes)

would not exceed 15% of Consolidated Net Tangible Assets of the Issuer.

SEC reports

The Issuer shall furnish to the Trustee and noteholders, within 15 days after the filing by the Issuer with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), in each case, which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer will be deemed to have furnished such reports and other information and documents referred to in this paragraph to the Trustee and noteholders if the Issuer has filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

The Trustee shall have no responsibility to ensure that such filing has occurred. Delivery of reports, information and documents to the Trustee is for informational purposes only, and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Defaults

Each of the following is an “Event of Default”:

(1)	a default in the payment of interest on the Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Issuer to comply for 90 days after notice with its agreements contained in the Indenture;

(4)

Debt of the Issuer or any Material Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $50.0 million;

(5)	certain events of bankruptcy, insolvency or reorganization of the Issuer or any Material Subsidiary; or

(6)

any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $50.0 million is entered against the Issuer or any Material Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not bonded, discharged, waived or stayed within 30 days after notice.

However, a Default under clause (3) or (6) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer (with a copy to the Trustee if given by the holders) of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. In the event of any Event of Default specified under clause (4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 30 days after such Event of Default arose: (i)(a) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured, and if (ii)(x) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may by written notice to the Issuer (and to the Trustee if notice is given by the holders) declare the principal of and accrued but unpaid interest, if any, and premium, if any, on all the Notes to be due and payable. Upon such declaration, such principal, interest and premium, if any, shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or a Material Subsidiary occurs and is continuing, the principal of and interest (and premium, if any) on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. The holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee on behalf of all of the holders may rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than nonpayment of principal, premium, if any, or interest on the Notes that became due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the Trustee in personal liability.

If a Default or Event of Default occurs, is continuing and is known to the Trustee, the Trustee must mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to each holder of the Notes notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, interest or premium (if any) on any Note, the Trustee may withhold notice if it determines that withholding notice is in the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a Default, its status and what action we are taking or propose to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and, subject to certain exceptions, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not:

(1)	reduce the amount of Notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)	change the optional redemption dates or prices or calculations from those described under “—Optional redemption”;

(5)	make any Note payable in money other than that stated in the Note;

(6)

impair the right of any holder of the Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes after any interest payment date, Stated Maturity or any redemption date, as applicable;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(8)	make any change in the ranking or priority of any Note that would adversely affect the noteholders.

Notwithstanding the preceding, without the consent of any holder of the Notes, the Issuer and Trustee may amend or supplement the Indenture:

(1)	to cure any ambiguity, omission, defect or inconsistency, as determined in good faith by us;

(2)	to provide for the assumption by a successor Person of the obligations of the Issuer under the Indenture or the Notes;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)	to add guarantees with respect to the Notes or to secure the Notes or such guarantees;

(5)

to add to the covenants of the Issuer or any Subsidiary of the Issuer for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer or any Subsidiary of the Issuer;

(6)	to add any additional Events of Default for the benefit of the holders of the Notes;

(7)	to make any change that does not materially adversely affect the rights of any holder of the Notes, as determined in good faith by us;

(8)	to conform the text of the Indenture or the Notes to any provision of this “Description of notes,” as determined in good faith by us;

(9)	to provide for the issuance of Additional Notes under the Indenture to the extent otherwise so permitted under the terms of the Indenture;

(10)

to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee with respect to the Notes or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust under the Indenture by more than one trustee;

(11)	to comply with the rules of any applicable securities depositary;

(12)

to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if incurred in compliance with the Indenture, Additional Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer Notes, as determined in good faith by us; or

(13)

to equally and ratably (or on a more favorable basis) secure the Notes then outstanding to the extent required under “—Certain covenants—Limitation on liens” and “—Limitation on sale/leaseback transactions.”

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer and in compliance with the Indenture. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Indenture and the outstanding Notes issued under the Indenture (“legal defeasance”) except for:

(1)	the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust referred to below;

(2)

the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the legal defeasance provisions of the Indenture.

The Issuer at any time may be released from its obligations described under “—Change of control triggering event” and under the covenants described under “—Certain covenants” (“covenant defeasance”).

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Issuer exercises its covenant defeasance option, an Event of Default specified in clause (3) (only with respect to covenants that are released as a result of such covenant defeasance), clause (4), clause (5) (solely with respect to Material Subsidiaries), or clause (6) under “—Defaults” above, in each case, shall not constitute an Event of Default.

In order to exercise either legal defeasance or covenant defeasance under the Indenture:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient (with respect to Government Securities or a combination of U.S. dollars and Government Securities, as confirmed, certified or attested by an accounting or investment banking firm of national standing or third party appraiser of national standing; provided that the firm or appraiser is not an Affiliate of the Issuer), without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of legal defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)

in the case of covenant defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound;

(5)

the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(6)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Satisfaction and discharge

The Indenture will be discharged, and will cease to be of further effect as to all Notes issued thereunder, when either:

(1)

all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2) (a)

all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)

no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound;

(c)	the Issuer has paid or caused to be paid all sums payable by the Issuer under the Indenture; and

(d)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as registrar and paying agent and custodian for DTC with regard to the Notes.

If the Trustee becomes a creditor of the Issuer, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer (other than the Issuer in respect of the Notes) under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Governing law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Indenture and in this description. Reference is made to the Indenture for a full disclosure of all defined terms used therein.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”

when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Attributable Securitization Indebtedness” at any time means the principal amount of Debt which (i) if a Securitization Transaction is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Debt or (ii) if a Securitization Transaction is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Securitization Transaction if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

“business day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided that all obligations of the Issuer and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect prior to January 1, 2019 (whether or not such lease was in effect on such date) shall be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of the Indenture regardless of any change in GAAP on or following January 1, 2019 that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation. For purposes of the covenant described under “—Certain covenants—Limitation on liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Assets” means, as of any date of determination, total assets of the Issuer and its consolidated Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated EBITDA” means, for any period with respect to the Issuer and its Subsidiaries on a consolidated basis, Consolidated Net Income; plus

(a)	without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of: (i) its Consolidated Interest Expense, (ii) expense for income taxes paid or accrued,

(iii) depletion, (iv) depreciation, (v) amortization, (vi) non-cash items, (vii) all fees and expenses directly incurred in connection with any equity offering, investment, acquisition, disposition, recapitalization or incurrence of indebtedness, in each case regardless of whether such transaction is successfully consummated (including, without limitation, fees and expenses of any counsel, appraisers, consultants and other advisors, any financing fees, due diligence fees or any other fees and expenses in connection therewith) and (viii) extraordinary, unusual or nonrecurring losses; minus

(b)	without duplication and to the extent included in Consolidated Net Income, extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business,

all of the above calculated for the Issuer and its Subsidiaries in accordance with GAAP on a consolidated basis.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Issuer or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Issuer or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis. As used in this definition and the definition of Consolidated Interest Expense, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that involves the payment of consideration by the Issuer and its Subsidiaries in excess of $10 million; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Issuer or any of its Subsidiaries in excess of $10 million.

“Consolidated Interest Expense” means, for any period, all interest on Debt of the Issuer and its consolidated Subsidiaries paid or payable in cash during such period, including or in addition: (i) the interest portion of payment under Capital Lease Obligations, (ii) all fees with respect to such Debt during such period, and (iii) the interest, yield or discount, as applicable, component of all Attributable Securitization Indebtedness for such period, in each case, determined in accordance with GAAP. In the event that the Issuer or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis (including giving effect to any related incurrence or repayment of Debt).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Issuer and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Issuer or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Issuer or any wholly-owned Subsidiary of the Issuer.

“Consolidated Net Tangible Assets” means, at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendable), and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, and unamortized debt discount and expenses (such items referred to in this clause (2), the “Intangible Assets”), all as set forth on the most recent consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under the Indenture in connection with any transaction, (i) the assets and Intangible Assets of the Issuer and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets or Intangible Assets, as the case may be, that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under the Indenture and (ii) the current liabilities of the Issuer and its Subsidiaries shall be adjusted to reflect any increase or decrease in current liabilities as a result of such transaction being tested under the Indenture or any acquisitions or dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Credit Agreement” means the Credit Agreement, dated as of July 1, 2021, among the Issuer, JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto, and the lenders party thereto, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, excluding any Debt owed to the Issuer or its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)	statements and pronouncements of the Financial Accounting Standards Board; and

(3)	such other statements by such other entity as approved by a significant segment of the accounting profession.

Except as otherwise provided herein, (i) all computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP and (ii) the amount of any Debt or Funded Debt under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of “Capital Lease Obligation.” If there occurs a change in GAAP, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts) used in the Indenture (an “Accounting Change”), then the Issuer may elect that such standards, terms or measures shall be calculated as if such Accounting Change had or had not occurred; provided that any such election, once made, shall be irrevocable.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“holder” or “noteholder” means the Person in whose name a Note is registered on the registrar’s books.

“Issue Date” means     , 2025.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Material Subsidiary” means any Subsidiary of the Issuer from time to time having, as of the date of the latest consolidated balance sheet of the Issuer and its Subsidiaries contained in the Annual Report on Form 10-K of the Issuer most recently filed or delivered to the Trustee pursuant to the covenant described under the heading “—Certain covenants—SEC reports” (or if the Issuer ceases to be subject to Exchange Act reporting requirements, as of the date of the latest consolidated balance sheet of the Issuer and its Subsidiaries that would be required to be included in the most recent Annual Report on Form 10-K of the Issuer if it were subject to such reporting requirements), either (i) contributed greater than 15% of Consolidated EBITDA or (ii) greater than 15% of Consolidated Assets; each change in the designation of Material Subsidiaries shall become effective as of the date of such balance sheet.

“Officer” means the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, and the Treasurer, or by any other officer or officers of the Issuer pursuant to an applicable resolution of the Board of Directors.

“Officers’ Certificate” means a certificate signed by any two of the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, and the Treasurer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital of any other class of such corporation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means any (a) manufacturing plant or (b) any other real property, warehouse, terminal, or other physical facility and related fixtures and improvements, located in the United States of America and owned by the Issuer or any Subsidiary, in each case in this clause (b), the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt.

“Sale/Leaseback Transaction” means an arrangement relating to a Principal Property owned by the Issuer or a Subsidiary of the Issuer on the Issue Date or thereafter acquired by the Issuer or a Subsidiary of the Issuer whereby the Issuer or a Subsidiary of the Issuer transfers such Principal Property to a Person and the Issuer or the Subsidiary of the Issuer leases it back from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means a sale, transfer and/or pledge of accounts receivable or other rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Stated Maturity” means, with respect to any security or other obligation, the date specified in such security or other obligation as the fixed date on which the final payment of principal of such security or other obligation is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or other obligation at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

Book-entry settlement and clearance

The global notes

The notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC or such other name as may be requested by an authorized representative of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture that will govern the notes. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture that will govern the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture that will govern the notes.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture that will govern the notes (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures; or

•	certain other events provided in the indenture that will govern the notes should occur.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture that will govern the notes. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Same day settlement and payment

We, or any paying agent on our behalf, will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the holder of the global note. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities and accounts whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). The following discussion is general in nature and is not intended to be all-inclusive.

General fiduciary matters

ERISA and Section 4975 of the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, direct or indirect, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in the notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, Section 4975 of the Code and any applicable Similar Laws.

Plan fiduciaries should consider that none of the issuer, an underwriter or any of the issuer’s or underwriter’s affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the notes in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide investment advice or advice based on any particular investment need, including, without limitation, in a fiduciary capacity, with respect to such decision to acquire the notes.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person (hereinafter referred to as a “party in interest”) who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code and may result in disqualification of an individual retirement arrangement. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The acquisition and/or holding of notes by a Covered Plan with respect to which a Transaction Party is considered a party in interest may constitute or result in a direct or indirect prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4974(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale and purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary that renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Covered Plan neither receives less than nor pays more than adequate consideration in connection with such transaction.

In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by “qualified professional asset managers,” PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting certain insurance company general accounts, and PTCE 96-23 respecting transactions determined by “in-house asset managers.” Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. We cannot provide assurance that the conditions of any exemptions will be satisfied with respect to the acquisition and holding of the notes, or that if an exemption is available, that it will cover all transactions involved in the acquisition and holding of the notes.

Certain Plans, such as U.S. governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such plans should consult with their counsel before purchasing the notes to determine the suitability of the notes for such Plan and the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

Because of the foregoing, the notes should not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note each purchaser and subsequent transferee of a note (or any interest therein) will be deemed to have represented and warranted that either (i) it is not a Plan and no portion of the assets used by such purchaser or transferee to acquire or hold such note (or any interest therein) constitutes, or will constitute, assets of any Plan or (ii) the acquisition and holding of such notes (or any interest therein) by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Purchasers and transferees of the notes have the exclusive responsibility for ensuring that their acquisition and holding of the notes complies with the fiduciary responsibility rules of ERISA or, if applicable, Similar Laws and does not violate the prohibited transaction rules of ERISA, Section 4975 of the Code or Similar Laws, as applicable. Due to the complexity of these rules and the penalties, liabilities and/or excise taxes that may be imposed upon persons involved in non-exempt prohibited transactions or breaches of fiduciary duties, it is particularly important that fiduciaries, or other persons considering purchasing and holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Neither this discussion nor anything provided in this prospectus supplement or the accompanying prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.

Material U.S. federal income tax consequences

The following discussion summarizes the material U.S. federal income tax consequences that may be relevant to the acquisition, ownership and disposition of the notes by holders who purchase notes for cash pursuant to this offering at their initial issue price (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion is based upon the provisions of the Code, applicable U.S. Department of Treasury regulations promulgated thereunder (“Treasury regulations”), administrative rulings and pronouncements, and judicial decisions in effect as of the date of this prospectus supplement, all of which are subject to change (possibly on a retroactive basis), or are subject to different interpretations. We have not sought, and will not seek, any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the acquisition, ownership or disposition of the notes which are different from those discussed below.

This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes. In addition, this discussion is limited to the U.S. federal income tax consequences to initial holders who hold the notes as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate and gift tax considerations). In addition, this discussion does not address all aspects of U.S. federal income taxes (including any alternative minimum tax or the Medicare tax on net investment income), any tax consequences arising under the laws of any state, local, foreign or other jurisdiction or any income tax treaty, or all of the tax consequences that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	brokers or dealers in securities or currency;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•	banks or other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	insurance companies;

•	persons that hold notes as part of a straddle, a hedge or a conversion, “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	U.S. holders (defined below) that have a “functional currency” that is not the U.S. dollar;

•	partnerships and other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes or investors with interests therein;

•

persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Code);

•	passive foreign investment companies;

•	controlled foreign corporations;

•	U.S. holders who hold notes through non-U.S. brokers or other non-U.S. intermediaries;

•	S corporations and holders of interests therein;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	investors subject to anti-inversion, base erosion or anti-abuse rules;

•	investors holding the notes through retirement plans and other tax-deferred accounts;

•	governmental organizations; and

•	holders of debt instruments that are repaid with the proceeds of this offering.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. If you are a partner in a partnership considering an investment in the notes, you should consult with your own tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Certain additional payments

In certain circumstances (see the discussion of “—Optional redemption” and “—Change of control triggering event” under “Description of notes”), we may be obligated to pay amounts on the notes that are in excess of the stated interest and principal of the notes. These potential payments may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Certain payment contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument under the applicable Treasury regulations if, as of the issue date of the debt instrument, the likelihood that such payment will be made is “remote” or such contingency is considered “incidental.” Although the issue is not free from doubt, we intend to take the position that the foregoing contingencies are remote or incidental, and therefore we do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. Our position is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations. Our position is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case, if the IRS’s position is sustained, the timing, character and amount of taxable income in respect of the notes may be materially and adversely different from that described in this section. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Tax consequences to U.S. holders

The following summary will apply to you if you are a U.S. holder of notes. As used in this discussion, a “U.S. holder” is a beneficial owner of notes that is, or treated as, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident alien of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a U.S. court is able to exercise primary supervision over administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Interest on the notes

Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, in accordance with your regular method of accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the notes will not be treated as issued with “original issue discount” for U.S. federal income tax purposes.

Disposition of notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between:

•

the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid stated interest, which generally will be treated in the same manner as described above in “—Interest on the notes”); and

•	your adjusted tax basis in such note.

Your adjusted tax basis in a note generally will equal the cost of the note to you. Your gain or loss that is recognized on the sale or other disposition of the note generally will be capital gain or loss. This capital gain or loss generally will be long-term capital gain or loss if, at the time of the sale, exchange, redemption, retirement or other taxable disposition, you have held the note for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to significant limitations.

Information reporting and backup withholding

Information reporting generally will apply to payments of interest on, and the proceeds of a sale or other disposition (including a retirement, exchange or redemption) of, notes held by you, unless you are an exempt recipient (such as a corporation generally). Backup withholding generally will apply to such payments if you fail to provide to the applicable withholding agent your correct taxpayer identification number, certified under penalties of perjury, as well as certain other information (generally, by providing a properly completed and duly executed IRS Form W-9), if you fail to otherwise establish an exemption from backup withholding, if you become subject to backup withholding because you previously failed to report in full dividend or interest income or if you otherwise fail to comply with the backup withholding rules. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amount withheld exceeds your actual U.S. federal income tax liability, provided you timely provide the required information or appropriate claim form to the IRS.

Tax consequences to non-U.S. holders

The following summary will apply to you if you are a non-U.S. holder of notes. You are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of notes and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the notes

Subject to the discussion of backup withholding and FATCA (as defined below) below, you generally will not be subject to U.S. federal income tax or withholding tax on payments of interest on a note, provided that:

•	you are not an actual or constructive owner of 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code;

•	you are not a “controlled foreign corporation” related (actually or constructively) to us;

•	you are not a bank receiving interest on a loan agreement entered into in the ordinary course of your trade or business;

•	interest on the notes is not effectively connected with your conduct of a trade or business within the United States; and

•

either: (1) you provide an appropriate and properly completed IRS Form W-8BEN, W-8BEN-E or W-8EXP (or appropriate substitute or successor form), signed under penalties of perjury, which provides your name and address and certifies that you are not a United States person (as defined under the Code), to the applicable withholding agent; or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and that holds your notes on your behalf certifies to the applicable withholding agent, under penalties of perjury, that it, or the bank or financial institution between it and you, has received from you your appropriate and properly completed IRS Form W-8BEN, W-8BEN-E or W-8EXP (or appropriate substitute or successor form) and provides the applicable withholding agent with a copy of such form.

Special rules may apply to non-U.S. holders who hold notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

Payments of interest on a note that are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or a fixed base maintained by you in the United States) will be subject to U.S. federal income tax on a net basis at the regular U.S. rates generally in the same manner applicable to payments to a U.S. holder unless an applicable income tax treaty provides otherwise. If you are a corporate non-U.S. holder, you also may be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be available under an applicable income tax treaty) on your effectively connected earnings and profits attributable to such interest. For this purpose, interest received on a note generally will be included in effectively connected earnings and profits if the interest is effectively connected with the conduct by you of a U.S. trade or business. If interest is effectively connected income that is subject to U.S. federal income tax, payments of such interest will not be subject to U.S. federal withholding tax so long as you provide the applicable withholding agent with a properly completed IRS Form W-8ECI (or appropriate substitute or successor form), signed under penalties of perjury, on or before the date of the payment of such interest.

A non-U.S. holder that does not qualify for an exemption from U.S. federal withholding tax under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or such lower rate as may be available under an applicable income tax treaty) on payments of interest on a note. In order to claim an exemption from or a reduction of the 30% U.S. federal withholding tax under an applicable income tax treaty, you generally must provide the applicable withholding agent with an appropriate and properly completed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form) on or before the date of the payments of such interest.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for an exemption or a reduced rate of withholding under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.

NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS ABOUT ANY APPLICABLE INCOME TAX TREATIES, WHICH MAY PROVIDE FOR AN EXEMPTION FROM OR A REDUCTION OF U.S. FEDERAL INCOME TAX OR WITHHOLDING TAX, EXEMPTION FROM OR REDUCTION OF THE BRANCH PROFITS TAX, OR OTHER RULES DIFFERENT FROM THOSE DESCRIBED ABOVE.

Disposition of notes

Subject to the discussion of backup withholding and FATCA below, any gain realized by you on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income tax or withholding tax, unless:

•

such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, you maintain a permanent establishment or a fixed base in the United States to which such gain is attributable); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, you generally will not be subject to U.S. federal withholding tax, but you will be subject to U.S. federal income tax with respect to the net gain derived from the disposition under regular U.S. federal income tax rates in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, if you are a corporation, you also may be subject to the “branch profits tax” described above on your effectively connected earnings and profits attributable to such gain. For this purpose, gain recognized on the disposition of a note generally will be included in effectively connected earnings and profits if the gain is effectively connected with the conduct by you of a U.S. trade or business. If the second bullet point applies, you generally will not be subject to U.S. federal withholding tax, but you generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be available under an applicable income tax treaty) on the applicable gain, which may be offset by certain capital losses allocable to U.S. sources.

Information reporting and backup withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported annually to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of an applicable income tax treaty or exchange of information agreement. Backup withholding generally will not apply to payments of interest on a note if you duly provide the applicable certification described in “—Tax consequences to non-U.S. holders—Interest on the notes” or you otherwise establish an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any exemption are not in fact satisfied.

Payment of the gross proceeds from a sale or other disposition (including a retirement, exchange or redemption) of a note by you effected by the U.S. office of a U.S. or non-U.S. broker generally will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your foreign status and certain other conditions are met, or you otherwise establish an exemption. Payment of the gross proceeds from a sale or other disposition of a note by you outside the United States effected by a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting and backup withholding. However, payment of the gross proceeds from a sale or other disposition of a note by you generally will be subject to information reporting, but not backup withholding, if such sale or other disposition is effected by a non-U.S. office of a broker that is a United States person or a foreign person with specified connections to the United States, unless you properly certify, under penalties of perjury, as to your foreign status and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amount withheld exceeds your actual U.S. federal income tax liability, provided you timely provide the required information or appropriate claim form to the IRS.

Withholding on payments to certain foreign entities

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on the notes, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale, exchange, retirement or other taxable disposition of a note on or after January 1, 2019, proposed U.S. Treasury regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury regulations until they are revoked or final Treasury regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes.

Under the applicable Treasury regulations, FATCA withholding generally will apply to all U.S.-source “withholdable payments” without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of the notes in respect of any amounts withheld under FATCA.

Prospective investors should consult their own tax advisors with respect to the tax consequences to them of the FATCA rules.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY, IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND THE CONSEQUENCES UNDER ANY APPLICABLE TREATY.

Underwriting (conflicts of interest)

Subject to the terms and conditions contained in the underwriting agreement among us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount
J.P. Morgan Securities LLC	$
BofA Securities, Inc.
Wells Fargo Securities, LLC

Total	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The obligations are also subject to various conditions in the underwriting agreement being satisfied. The underwriting agreement provides that the underwriters will purchase all of the notes being sold pursuant to the underwriting agreement if any of them are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to     % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to     % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note		%

In the underwriting agreement, we have agreed that:

•

We will not offer, sell, contract to sell, pledge or otherwise dispose of any of our debt securities (other than the notes) during the period from the date of this prospectus supplement through and including the closing date of this offering without the prior consent of J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo, LLC.

•	We will pay our expenses related to the offering, which we estimate will be approximately $ .

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Selling restrictions

Notice to prospective investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to prospective investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom it would otherwise be lawful to distribute it (all such persons together being referred to as “Relevant Persons”). In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.

Notice to prospective investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Japan

This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (“FIEL”) (Law No. 25 of 1948 of Japan, as amended) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law; or

(d) as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Conflicts of interest

Affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC will receive at least 5% of the net proceeds of this offering in connection with the repayment of all of the outstanding borrowings under our revolving credit facility. See “Use of proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the notes are investment grade rated. Pursuant to FINRA Rule 5121, J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Price stabilization and short positions

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. Such underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may have the effect of preventing or retarding a decline in the market price of the notes or may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other relationships

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as the administrative agent and a lender under our term loan facility and our revolving credit facility, and affiliates of certain of the other underwriters are lenders under our term loan facility and our revolving credit facility. We intend to use a portion of the net proceeds of this offering to repay all of the outstanding borrowings under our revolving credit facility. Accordingly, such affiliates of certain of the underwriters will receive a portion of the proceeds from this offering. See “—Conflicts of interest.” In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Settlement

We expect that delivery of the notes will be made on or about the closing date of this offering specified on the cover page, which is     business days following the pricing of the notes (this settlement cycle being

referred to as “T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+    , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day before the delivery of the notes hereunder should consult their own advisors.

Legal matters

Certain legal matters, including the validity of the notes offered hereby, will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters, including the validity of the notes offered hereby, will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

Independent registered public accountants

The consolidated financial statements of Eagle Materials Inc. appearing in Eagle Materials Inc.’s Annual Report (Form 10-K) for the fiscal year ended March 31, 2025, and the effectiveness of Eagle Materials Inc.’s internal control over financial reporting as of March 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains the reports, proxy statements and other information that we file electronically with the SEC. Such reports, proxy statements and other information are also made available through the Investor Relations page of our website, located at www.eaglematerials.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. This reference to our website is intended solely to inform investors where they may obtain additional information; the materials and other information presented on our website are not incorporated in, and should not otherwise be considered part of, this prospectus supplement. Additionally, investors may obtain information by contacting our Investor Relations department directly at (214) 432-2000 or by writing to Eagle Materials Inc., Investor Relations, 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225.

We have filed with the SEC a registration statement on Form S-3 relating to the notes to be offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all of the information contained in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of our company or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

Incorporation of certain documents by reference

The SEC allows information we file with the SEC to be “incorporated by reference” into this prospectus supplement and the accompanying prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. If any statement in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 20, 2025, including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A filed with the SEC on June 23, 2025;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on July 30, 2025, and for the fiscal quarter ended September 30, 2025, filed with the SEC on October 30, 2025; and

•	our Current Reports on Form 8-K filed with the SEC on May 15, 2025 (as to Item 5.02 only), May 22, 2025, May 29, 2025 and August 5, 2025.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) will be incorporated by reference until the offering to which this prospectus supplement relates is completed.

Documents incorporated by reference are available from us without charge, excluding exhibits to those documents unless the exhibit has been specifically incorporated by reference in the applicable document. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus supplement by requesting them by telephone at (214) 432-2000 or in writing at the following address: Eagle Materials Inc., 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225. Attention: Secretary.

PROSPECTUS

Eagle Materials Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Depositary Shares

Hybrid Securities Combining Elements of the Foregoing

Eagle Materials Inc. may offer from time to time, in one or more offerings, any combination of our common stock, preferred stock, debt securities, warrants, units or depositary shares. Specific terms of these securities will be provided in supplements to this prospectus.

The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference herein or therein, before you invest. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “EXP.”

Investing in our securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities, including the discussion of risks incorporated as described under “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this shelf process, we may, at any time and from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will identify the securities we are offering and describe the specific terms of the offering, including the names of any underwriters participating in the offering, the compensation of those underwriters and the net proceeds to us. Any dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized any person, including any salesman or broker, to provide you with information other than the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.

You should assume that the information in this prospectus, any prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are not making offers to sell our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, in this prospectus, the terms “Eagle Materials,” the “Company,” “we,” “us,” and “our” refer to Eagle Materials Inc. and not to any of its subsidiaries. In the “About Eagle Materials” and “Cautionary Statement Regarding Forward-Looking Statement” sections of this prospectus, however, the terms “we,” “us,” and “our” refer to Eagle Materials Inc. and its subsidiaries.

ABOUT EAGLE MATERIALS

We are a leading manufacturer of heavy construction materials and light building materials in the United States. Our primary products, portland cement and gypsum wallboard, are commodities that are essential in commercial and residential construction; public construction projects to build, expand, and repair roads and highways; and repair and remodel activities.

Our business is organized into two sectors within which there are four reportable business segments. The Heavy Materials sector includes the Cement segment and Concrete and Aggregates segment. The Light Materials sector includes the Gypsum Wallboard segment and Recycled Paperboard segment. The primary end market for our Cement and Concrete and Aggregates segments is infrastructure, and the primary end market for our Gypsum Wallboard and Recycled Paperboard segments is residential construction.

We distribute our products throughout most of the United States, except the Northeast, which provides us with regional economic diversification. However, general economic downturns or localized downturns in the regions where we have operations may have a material adverse effect on our business, financial condition, and results of operations. Demand for our products is generally cyclical and seasonal, depending on economic and geographic conditions.

All our business activities are conducted in the United States. These activities include the mining of limestone for the manufacture, production, distribution and sale of portland cement, including portland limestone cement (a basic construction material that is the essential binding ingredient in concrete); the grinding and sale of slag; the mining of gypsum for the manufacture and sale of gypsum wallboard; the manufacture and sale of recycled paperboard to the gypsum wallboard industry and other paperboard converters; the sale of readymix concrete; and the mining and sale of aggregates (crushed stone, sand and gravel).

Eagle Materials Inc. is a Delaware corporation. Our principal executive offices are located at 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225, and our telephone number at that address is (214) 432-2000. Our website is located at www.eaglematerials.com. Our website and the information contained on our website is not incorporated into, or deemed to be a part of, this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains the reports, proxy statements and other information that we file electronically with the SEC. Our reports, proxy statements and other information are also available through the Investor Relations page of our website, located at www.eaglematerials.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. This reference to our website is intended solely to inform investors where they may obtain additional information; the materials and other information presented on our website are not incorporated in, and should not otherwise be considered part of, this prospectus. Additionally, investors may obtain information by contacting our Investor Relations department directly at (214) 432-2000 or by writing to Eagle Materials Inc., Investor Relations, 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information we file with the SEC to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus.

This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 22, 2024, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders filed with the SEC on June 17, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2024 and September 30, 2024, filed with the SEC on July 30, 2024 and October 29, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 3, 2024, May 22, 2024, May 31, 2024, and August 7, 2024;

•

the description of our common stock, par value $.01 per share, in our amended registration statement on Form 8-A/A (File No. 001-12984) filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 11, 2006, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) will be incorporated by reference until the termination of the offering or offerings to which this prospectus relates. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding exhibits to those documents unless the exhibit has been specifically incorporated by reference in the documents. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them by telephone at (214) 432-2000 or in writing at the following address: Eagle Materials Inc., 5960 Berkshire Lane, Suite 900, Dallas, Texas 75225. Attention: Secretary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents we incorporate by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other words of similar meaning, or the negative thereof. Forward-looking statements generally arise when we are discussing our beliefs, estimates or expectations.

These forward-looking statements are not historical facts or guarantees of future performance but instead represent only our belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect our actual performance include the following: the cyclical and seasonal nature of our businesses; fluctuations in public infrastructure expenditures; adverse weather conditions and their effects on infrastructure and other construction projects and on our facilities, operations, costs and contractual arrangements with third parties; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; the availability and fluctuations in the cost of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil (including diesel), and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (for example, spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; consolidation of our customers; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions or the nature or level of activity in any one or more of the markets or industries in which we or our customers are engaged; competition; cyber-attacks or data security breaches; increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; the availability of acquisition or other growth opportunities that meet our financial return standards and fit our strategic focus; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by us; general economic conditions, including inflation and recessionary conditions; and changes in interest rates and the resulting effects on us and demand for our products. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) and the cost of our raw materials can be expected to adversely affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect our result of operations. Finally, any forward-looking statements made by us are subject to the risks and impacts associated with natural disasters, the outbreak, escalation or resurgence of health emergencies, pandemics or other unforeseen events, as well as their impact on our operations or on economic conditions, capital and financial markets. These and other factors are described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and may be described in other documents we subsequently file from time to time with the SEC. See “Where You Can Find More Information.” You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

All forward-looking statements in this prospectus, any prospectus supplement and any free writing prospectus are made as of the date on its cover page, and any forward-looking statements incorporated by reference herein are made as of the date of the document incorporated by reference. The risk that actual results will differ materially from expectations expressed in any such document will increase with the passage of time. We undertake no obligation, and disclaim any duty, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in our expectations or otherwise.

RISK FACTORS

Before you invest in the securities covered by this prospectus, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial or operational performance.

USE OF PROCEEDS

Unless we inform you otherwise in any prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

•	capital expenditures;

•	acquisitions;

•	working capital;

•	repayment or refinancing of debt; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is based on the provisions of our Restated Certificate of Incorporation (as amended to date, our “Certificate of Incorporation”), the provisions of our Second Amended and Restated Bylaws (our “Bylaws”) and provisions of applicable law. We have summarized certain portions of our Certificate of Incorporation and Bylaws below. The summary is not complete. Our Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information as to how you can obtain a current copy of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of October 25, 2024, 33,543,406 shares of our common stock were issued and outstanding and held of record by approximately 1,033 holders, and no shares of our preferred stock were issued or outstanding.

No holder of shares of any class or series of our capital stock or holder of any security or obligation convertible into shares of any class or series of our capital stock will have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Cumulative voting of shares of common stock is not permitted. Except as otherwise required by law or with respect to any outstanding series of our preferred stock, the holders of our common stock possess all voting power that may be exercised by our stockholders.

Dividend Rights; Rights Upon Liquidation

Subject to any preferential rights of holders of any of our preferred stock that may be outstanding, holders of shares of our common stock are entitled to share ratably in any dividends on such stock declared by our Board of Directors. In the event of any liquidation or dissolution of Eagle Materials, the holders of our common stock are entitled to share ratably in all remaining assets available for distribution to stockholders after payment or provision for our liabilities and the liquidation preference of any of our preferred stock that may be outstanding.

Preferred Stock

General

Our Certificate of Incorporation authorizes our Board of Directors to issue from time to time, without further vote or action by the stockholders, up to 5,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to each such series. Pursuant to this authority, 40,000 shares of our preferred stock have been designated as Series A Preferred Stock, although none have been issued. In addition, our Board of Directors could create and issue a series of our preferred stock with such designations, powers, preferences and rights which have the effect of discriminating against an existing or prospective holder of our common stock, thus making it more difficult for, or discouraging any attempt by, a potential acquiror to obtain control of Eagle Materials by means of a merger, tender offer, proxy contest or otherwise in a transaction not approved by our Board of Directors. As a result, the authority to issue shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Eagle Materials. We have no present plans to issue any shares of preferred stock. Our Board of Directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

Series A Preferred Stock

The following is a description of the Series A Preferred Stock as authorized by our Board of Directors.

Ranking. The Series A Preferred Stock ranks (i) senior to all shares of our common stock and (ii) junior to all series of preferred stock, unless the terms of any such series provide otherwise, with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends. Subject to the rights of the holders of any preferred stock ranking senior to the Series A Preferred Stock with respect to dividends, holders of shares of Series A Preferred Stock will receive quarterly cash dividends when, as and if declared by our Board of Directors, payable in cash on the 1st day of March, June, September and December. The amount of such quarterly dividends will equal the greater of (i) $0.001 or (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of our common stock) declared on shares of our common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly payment, since the first issuance of any share of Series A Preferred Stock. Such dividends will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares.

We will declare a dividend on any outstanding shares of Series A Preferred Stock immediately after we declare a dividend on shares of our common stock (other than a dividend payable in shares of our common stock). However, if no dividend is declared on our common stock between any quarterly dividend payment date of the Series A Preferred Stock, we will pay a dividend of $0.001 per share of Series A Preferred Stock on the next quarterly dividend payment date.

So long as any shares of Series A Preferred Stock are outstanding and any dividends on the Series A Preferred Stock are in arrears, we are not permitted to take any of the following actions: (i) declare or pay dividends on, make any other distributions on, or redeem or purchase any shares of stock ranking junior to the Series A Preferred Stock; (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of such shares are then entitled; (iii) redeem or purchase any stock ranking on a parity with the Series A Preferred Stock, unless such redemption or purchase is made in exchange for shares of any stock ranking junior to the Series A Preferred Stock; or (iv) purchase or otherwise acquire shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with an offer to all holders of such shares upon such terms as our Board of Directors determines in good faith will result in fair and equitable treatment among the respective series or classes.

Voting Rights. A holder of a share of Series A Preferred Stock will be entitled to 1,000 times the number of votes that each share of our common stock is entitled to vote. Such voting rights will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares. Except as otherwise required by law, holders of Series A Preferred Stock will vote together with the holders of common stock on all matters submitted to a vote of the stockholders. Except as otherwise required by law, holders of Series A Preferred Stock will not have any special voting rights and their consent will not be required, except to the extent that they are entitled to vote with the holders of our common stock, for the taking of any corporate action.

Rights upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Eagle Materials, no distribution shall be made (i) to the holders of our common stock or any other stock ranking junior to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received an amount equal to the greater of (a) $1,000 per share, plus accrued and unpaid dividends and distributions, and (b) 1,000 times the aggregate amount to be distributed per share to holders of shares of our common stock, or (ii) to the holders of shares of stock ranking on a parity with the Series A Preferred Stock, except distributions paid ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of such shares are then entitled. Such amounts will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares.

Rights upon Consolidation, Merger, etc. In the event we enter into any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or into other stock, securities, cash or other property, then any outstanding shares of Series A Preferred Stock will also be similarly exchanged into such consideration in an amount per share equal to 1,000 times the aggregate amount of such consideration into which each share of our common stock is exchanged. This exchange amount will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares.

Redemption. All outstanding shares of Series A Preferred Stock may be redeemed at the option of our Board of Directors at a cash price equal to 105% of (i) 1,000 times the average closing sale prices of our common stock on the New York Stock Exchange during the 30 day period immediately preceding the date before the redemption date, plus (ii) all unpaid dividends which have accrued on the shares to be redeemed. The amount to be multiplied by the average closing sale prices will be adjusted proportionately for dividends payable in shares of common stock, subdivisions of the outstanding shares of common stock or combinations of our common stock into a smaller number of shares.

Transfer Agent and Registrar

Computershare Shareowner Services, LLC is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the ticker symbol “EXP.”

Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

General

Certain provisions of our Certificate of Incorporation, our Bylaws and Section 203 of the Delaware General Corporation Law (the “DGCL”) may have the effect of impeding the acquisition of control of Eagle Materials by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by our Board of Directors. These provisions are designed to reduce the vulnerability of Eagle Materials to an unsolicited takeover attempt which is unfair or coercive to our stockholders.

Number of Members of Board of Directors

The number of directors that constitute our entire Board of Directors will be fixed from time to time exclusively by our Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. The Certificate of Incorporation provides, however, that the Board of Directors shall consist of not less than three nor more than fifteen directors. This provision would permit our Board of Directors, if it so elects, to increase the number of members of the Board of Directors and fill the resulting vacancies with its own designees.

Exclusive Forum Clause

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any internal corporate claims within the meaning of the DGCL, as well as (ii) (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or the state of Delaware, or (D) any action asserting a claim governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. In addition, our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any action asserting a claim arising under the Securities Act shall, to the fullest extent permitted by law, be a federal district court, subject to the federal court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the provisions covering the forum for adjudication of disputes in our Bylaws.

Advance Notice of Proposals and Nominations

Our Bylaws provide that at any annual meeting of stockholders, the only nominations of persons for election to our Board of Directors to be considered and the only business to be conducted will be the nominations made or business brought before the meeting (i) pursuant to our notice of meeting delivered at the direction of our Board of Directors, (ii) by or at the direction of our Board of Directors or (iii) by a stockholder who is a stockholder of record at the time of delivery of the notice provided for in our Bylaws, who is entitled to vote at the meeting and who complies with the advance notice procedures set forth in our Bylaws. For nominations and other business to be properly brought before an annual meeting of stockholders pursuant to clause (iii) above, the stockholder must deliver written notice to our principal office not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, or if no annual meeting was held in the preceding year, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or, if notice of the meeting is not given, or made by public disclosure, to the stockholders at least 100 days prior to the date of an annual meeting, notice by the stockholder must be received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. Similar procedures apply to nominations of persons for election to our Board of Directors at any special meeting of the stockholders called for the purposes of electing directors. Except for director nominations, stockholders are not entitled to submit business to be considered or acted upon at any special meeting of the stockholders. Notice by a stockholder to us requesting inclusion of a proposal in our proxy statement pursuant to Rule 14a-8 under the Exchange Act will be considered timely if received by our Secretary prior to the deadline specified in Rule 14a-8. Our Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent or hinder stockholders from bringing matters before an annual meeting or special meeting of stockholders or from nominating candidates for election as directors at such meetings of stockholders.

Limits on Special Meetings

Except as otherwise required by law, a special meeting of the stockholders may be called only by the Chairman of the Board or in his absence by the President, by the Board of Directors or by the Secretary, at the request in writing of a majority of the members of our Board of Directors. A special meeting of the stockholders may not be called by our stockholders.

Action by Stockholders

Any action that may be taken by our stockholders must be taken at a duly called annual or special meeting of such holders and not by written consent in lieu of a meeting.

Classification of Our Board of Directors

Our Board of Directors, which is currently comprised of ten directors, is divided into three classes of directors based on their term of office: Class I, Class II and Class III. The directors in each such class hold office for staggered terms of three years each. At present, we have three Class I directors, four Class II directors and three Class III directors. Each director generally serves for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected until his or her successor has been duly elected and qualified. This classification of our Board of Directors limits the ability of majority stockholders or persons holding proxies to vote a majority of our shares to change control of our Board of Directors in fewer than two annual stockholder meetings. This limitation could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Eagle Materials and could thus increase the likelihood that incumbent directors will retain their positions.

Supermajority Voting

Our Bylaws generally provide that stockholder action shall be decided by the affirmative vote of the holders of a majority of the shares present and entitled to vote on the subject matter, except in the case of contested director elections and circumstances requiring supermajority voting. Contested elections are subject to a plurality voting standard. In addition, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of our outstanding stock entitled to vote, voting together as a single class, is required to alter, amend, rescind or repeal, in whole or in part, our Bylaws, to adopt new bylaws or to alter, amend, rescind or repeal the following provisions of our Certificate of Incorporation or to adopt any provision inconsistent therewith:

•	the provisions relating to the Board of Directors, including the division of the Board of Directors into three classes;

•	the provision that special meetings of the stockholders may only be called by certain officers or by the Board of Directors and may not be called by the stockholders;

•	the provision that stockholders may not act by written consent;

•	the provision authorizing the Board of Directors to adopt, alter, amend and repeal our Bylaws; and

•	the provision requiring a 66 2/3% vote of stockholders to amend our Bylaws.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL. The provisions of Section 203 prohibit a publicly-held Delaware corporation from engaging in certain “business combinations” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

•

prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by our Board of Directors;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or after the date that the person became an interested stockholder, the business combination is approved by our Board of Directors and by the holders of at least two-thirds of our outstanding voting stock, excluding voting stock owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who together with that person’s affiliates and associates owns, or within the previous three years did own, 15% or more of our voting stock.

Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Unless otherwise stated in the applicable prospectus supplement accompanying the prospectus, the debt securities will be issued under an indenture, dated as of May 8, 2009 (the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification of the debt securities as senior or subordinated debt securities;

•	ranking of the debt securities relative to other outstanding indebtedness;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or repayment, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States federal income tax consequences;

•	the amount or method of calculating any premium payable with respect to the debt securities and the dates on which such premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Eagle Materials.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all “senior indebtedness” of Eagle Materials. The indenture defines “senior indebtedness” as all obligations or indebtedness of, or guaranteed or assumed by, Eagle Materials, whether or not represented by bonds, debentures, notes or similar instruments, for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness, unless in the instrument creating or evidencing any such obligation or indebtedness or pursuant to which such obligation or indebtedness is outstanding it is specifically stated, at or prior to the time Eagle Materials becomes liable in respect thereof, that any such obligation or indebtedness or such amendment, renewal, extension, modification and refunding thereof is not senior indebtedness. Unless otherwise provided with respect to the debt securities of any series, “senior indebtedness” does not include (i) obligations or indebtedness of Eagle Materials owed or owing to any of its subsidiaries or any officer, director or employee of Eagle Materials or any of its subsidiaries, (ii) obligations or indebtedness to trade creditors (other than certain amounts payable to the trustee under the indenture), or (iii) any liability for taxes owed or owing by Eagle Materials.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive any payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

•

a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness, with notice or lapse of time, or both. Such a default must not have been cured or waived and must not have ceased to exist; or

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Events of Default

The term “Event of Default” with respect to the debt securities of any series is defined in the indenture as:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal of or premium, if any, on the debt securities when due;

(3)	default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to Eagle Materials; or

(6)	any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5) above) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least a majority in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (5) above occurs, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal of the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least a majority in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request from holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the trustee;

•	cure ambiguities or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Covenants

Consolidation, Merger or Sale of Assets

The indenture provides that we may consolidate with or merge into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•

we will be the surviving corporation or, if not, the successor will be a corporation that is organized and existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•

immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture.

In the event of any such consolidation, merger, conveyance or transfer, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor.

Other

There are no other restrictive covenants contained in the indenture. The indenture does not contain any provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). In the event that legal defeasance occurs, we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning registration of transfer of debt securities, substitution of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge all of the principal (including mandatory sinking fund payments), interest and any premium on the debt securities when due;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of the Trust Indenture Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under the Investment Company Act of 1940 or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary service relationships with The Bank of New York Mellon Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

Following is a description of depositary shares that we may issue which would represent shares of our preferred stock. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable deposit agreements, depositary shares and depositary receipts, which will be filed with the SEC at or before the issuance of any depositary shares. The specific terms of the depositary shares as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

We may elect to have shares of our preferred stock represented by depositary shares. The shares of preferred stock of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of a share of a particular series of preferred stock represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any shares of any series of preferred stock underlying the depositary shares are subject to provisions relating to their conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred stock) may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock; or

•

the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any shares of preferred stock, the preferred stock depositary will in each instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Eagle Materials.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control from performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or share of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

FORMS OF SECURITIES

Each debt security, warrant, unit and depositary share will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, units or depositary shares represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities

We may issue the registered debt securities, warrants, units and depositary shares in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, unit agreement or deposit agreement with respect to depositary shares. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or deposit agreement with respect to depositary shares. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or deposit agreement with respect to depositary shares.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units or depositary shares, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Eagle Materials, the trustee, the warrant agents, the unit agents, the preferred stock depositary or any other agent of Eagle Materials, agent of the trustee or agent of the warrant agents, unit agents or preferred stock depositary will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, preferred stock depositary or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting compensation to the underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any initial public offering price; and

•	the anticipated date of delivery of the securities.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

Direct Sales and Sales through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas, is passing upon certain legal matters for us in connection with the securities described in this prospectus. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Eagle Materials Inc. appearing in Eagle Materials Inc.’s Annual Report (Form 10-K) for the fiscal year ended March 31, 2024, and the effectiveness of Eagle Materials Inc.’s internal control over financial reporting as of March 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.